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                                   EXHIBIT 21

                   GATEWAY ENERGY CORPORATION AND SUBSIDIARIES

                                  SUBSIDIAIRES




COMPANY                                       STATE               PERCENT OWNED
-------                                       -----               -------------

Gateway Pipeline Co.                         Missouri                   80%

     Castex Energy, Inc.                     Texas                     100%

Fort Cobb Oklahoma Irrigation
  Fuel Authority                             Oklahoma                   99%

Shoreham Gathering Company                   Nebraska                   80%




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